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                                  EXHIBIT 99.1


                              AMENDMENT NUMBER 1 TO
                          SECURITIES PURCHASE AGREEMENT


      Mobile PET Systems, Inc. (the "Company") and York LLC (the "Buyer") hereby amend the Securities Purchase Agreement (the "Agreement") between them dated as of March 3, 2000, as follows:

      Section 4(g) of the Agreement is hereby amended by adding the following paragraph (xi) at the end thereof:

      "(xi) In giving a Tranche Notice to the Buyer the Company, at its option, by so specifying in the Tranche Notice, may elect the three-day pricing period (the "Alternate Pricing Period") set forth in this paragraph (xi) in place of the five-day pricing period set forth in paragraph (ii) of this Section 4g. The Alternate Pricing Period shall be the three trading days on which the closing bid price of the Common Stock (as reported by Bloomberg LP) was the lowest during the number of trading days immediately preceding the Closing Date for the Tranche, determined by dividing the dollar amount of the Tranche by 15% of the average daily dollar trading volume of the Common Stock for the 20 trading days immediately preceding the Tranche Notice Date. The maximum dollar limitations set forth in Annex VII to this Agreement shall not apply to any Tranche for which the Buyer elects the Alternate Pricing Period. The Buyer may not give a subsequent Tranche Notice to the Buyer until at least 30 trading days after the Closing Date of a Tranche for which the Buyer has elected the Alternate Pricing Date.

            In Witness whereof the Company and the Buyer have executed this Amendment No. 1 to the Agreement, effective as of December 7, 2000.


The Company:                             The Buyer:
Mobile PET Systems, Inc.                 York, LLC

By: /s/ Paul J. Crowe                    By: Navigator Management Ltd., Director
   -----------------------------------       By: /s/ Arlene DeCastro
   Paul J. Crowe, President and C.E.O.           -------------------------------
                                             By: /s/ L. Bendreti
                                                 -------------------------------